UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

Grayscale Sui Staking ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43131	99-6606736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Sui Staking ETF Shares	GSUI	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2026, Grayscale Investments Sponsors, LLC (the “Sponsor”), as sponsor of Grayscale Sui Staking ETF (the “Trust”), entered into Amendment No. 2 (the “Amendment”) to the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of December 16, 2025, as amended by Amendment No. 1 to the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of February 17, 2026, and as may be further amended from time to time (the “Trust Agreement”) with CSC Delaware Trust Company, the trustee (the “Trustee”) of the Trust. Capitalized terms used but not defined herein have the definitions given to them in the Trust’s Registration Statement on Form S-1, as amended (File No. 333-291974).

The Amendment to the Trust Agreement amends certain provisions of the Trust Agreement to, among other things, (i) provide for the Trust to commence regular distributions of the net cash proceeds of staking rewards to Shareholders, by requiring the Trust to reduce the Staking Consideration held by the Trust to cash no less often than quarterly and to promptly distribute the cash proceeds, net of any Trust expenses not assumed by the Sponsor (including, for example, paying a portion of the Staking Consideration to the Sponsor as consideration for its facilitation of the Staking Arrangements), to the Shareholders, and (ii) make certain other conforming changes to facilitate the Trust’s staking program and mandatory distribution framework.

The Trust currently intends to distribute to Shareholders the net cash proceeds of the Staking Consideration received by the Trust, after deducting the Staking Fee (as defined in the Trust Agreement) and other applicable Trust expenses, on a monthly, but no less than quarterly, basis. The amount of such distributions will depend on the Staking Consideration actually received by the Trust during each period and cannot be predicted with certainty.

Shareholders are advised to discuss any tax consequences relating to their investment in the Trust as a result of the Amendment with their tax advisors. The Trust intends to file a prospectus supplement pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, to update disclosure relating to the Amendment described herein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 2 to the Second Amended and Restated Declaration of Trust and Trust Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Sui Staking ETF

Date:	August 7, 2026	By:	/s/ Kathryn Masci
Name: Kathryn Masci Title: Interim Chief Financial Officer (Principal Financial and Accounting Officer)*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.